UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2019

Quad/Graphics, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	001-34806	39-1152983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N61 W23044 Harry’s Way, Sussex, Wisconsin 53089-3995
(Address of principal executive offices, including zip code)

(414) 566-6000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR §230.425)
☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR §240.14a-12)
☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR §240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR §240.13e-4(c))
Securities registered pursuant to 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.025 per share	QUAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On May 20, 2019, Quad/Graphics, Inc. (the “Company”) held its 2019 annual meeting of shareholders (the “Annual Meeting”). As further described in Item 5.07 of this Current Report on Form 8-K, at the Annual Meeting, the shareholders of the Company approved a proposed amendment to the Company’s Amended and Restated Articles of Incorporation (the “Articles”) to increase the number of authorized shares of class A common stock from 80,000,000 to 105,000,000 and a corresponding increase to the number of authorized shares of capital stock from 180,500,000 to 205,500,000. The full text of the Articles, as so amended, is attached hereto as Exhibit 3 and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
At the May 20, 2019 Annual Meeting, the Company’s shareholders voted on the following proposals:

•	The election of all nine directors to the Company’s Board of Directors for a one-year term to expire at the Company’s 2020 annual meeting of shareholders;

•	To approve an amendment to the Company’s Articles to increase the total number of authorized shares of the Company’s class A common stock; and

•	To approve an amendment to the Quad/Graphics, Inc. 2010 Omnibus Incentive Plan.

As of the March 14, 2019 record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting, 37,759,868 shares of the Company’s class A common stock were outstanding and eligible to vote with an aggregate of 37,759,868 votes; and 13,556,858 shares of the Company’s class B common stock were outstanding and eligible to vote with an aggregate of 135,568,580 votes. Approximately 79.7% of all votes of the class A common stock and approximately 95.6% of all votes of both classes of stock were represented at the Annual Meeting in person or by proxy. The following are the final votes on the matters presented for shareholder consideration at the Annual Meeting:

Election of Directors

The shareholders elected Mark A. Angelson, Douglas P. Buth, John C. Fowler, Stephen M. Fuller, Christopher B. Harned, J. Joel Quadracci, Kathryn Quadracci Flores, Jay O. Rothman and John S. Shiely as directors for a one-year term to expire at the Company’s 2020 annual meeting of shareholders. The results of the vote were as follows:

	For		Withheld		Broker Non-Votes
Name	Votes	Percentage(1)	Votes	Percentage	Votes	Percentage(2)
Mark A. Angelson	159,642,274	99.4%	968,663	0.6%	5,054,300	N/A
Douglas P. Buth	156,776,110	97.6%	3,834,827	2.4%	5,054,300	N/A
John C. Fowler	148,281,846	92.3%	12,329,091	7.7%	5,054,300	N/A
Stephen M. Fuller	159,373,717	99.2%	1,237,220	0.8%	5,054,300	N/A
Christopher B. Harned	148,424,984	92.4%	12,185,953	7.6%	5,054,300	N/A
J. Joel Quadracci	149,996,824	93.4%	10,614,113	6.6%	5,054,300	N/A
Kathryn Quadracci Flores	148,722,715	92.6%	11,888,222	7.4%	5,054,300	N/A
Jay O. Rothman	151,083,325	94.1%	9,527,612	5.9%	5,054,300	N/A
John S. Shiely	159,112,778	99.1%	1,498,159	0.9%	5,054,300	N/A

Amendment to the Articles

The holders of the Company’s class A common stock voting separately and the holders of the Company’s class A common stock and class B common stock voting as a single class each approved the proposed amendment to the Company’s Articles. The results of the vote were as follows:

Class A Common Stock

For		Against		Abstain		Broker Non-Votes
Votes	Percentage(1)	Votes	Percentage(1)	Votes	Percentage(2)	Votes	Percentage(2)
29,028,281	96.6%	1,028,591	3.4%	39,785	N/A	—	N/A

Class A Common Stock & Class B Common Stock, Voting Together as a Single Class

For		Against		Abstain		Broker Non-Votes
Votes	Percentage(1)	Votes	Percentage(1)	Votes	Percentage(2)	Votes	Percentage(2)
164,596,861	99.4%	1,028,591	0.6%	39,785	N/A	—	N/A

Amendment to the Quad/Graphics, Inc. 2010 Omnibus Incentive Plan

The shareholders approved the proposed amendment to the Quad/Graphics, Inc. 2010 Omnibus Incentive Plan. The results of the vote were as follows:

For		Against		Abstain		Broker Non-Votes
Votes	Percentage(1)	Votes	Percentage(1)	Votes	Percentage(1)	Votes	Percentage(2)
153,101,707	95.3%	7,474,855	4.7%	34,375	—%	5,054,300	N/A

______________________________

(1)Based on a total of all votes received and eligible to be counted as voted on this proposal at the Annual Meeting.

(2)“N/A” means that abstentions and/or broker non-votes do not have any effect on the voting results on this proposal.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits. The following exhibit is being filed herewith.

EXHIBIT INDEX

Exhibit
Number

(3)    Amended and Restated Articles of Incorporation, as amended through May 23, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 24, 2019

QUAD/GRAPHICS, INC.

		By:	/s/ Jennifer J. Kent
Jennifer J. Kent
Executive Vice President of Administration, General Counsel and Secretary